First Quarter 2009 Review April 21, 2009 Speakers: Henry Meyer Jeff Weeden

2 PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 FORWARD-LOOKING STATEMENT DISCLOSURE This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our financial condition, results of operations, earnings outlook, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management's current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Key's control. Key's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that may cause actual results to differ materially include, among other things: (1) unprecedented volatility in the stock markets, public debt markets and other capital markets, including continued disruption in the fixed income markets; (2) changes in interest rates; (3) changes in trade, monetary or fiscal policy; (4) adverse capital markets conditions; (5) asset price deterioration. which has had (and may continue to have) a negative effect on the valuation of certain asset categories represented on Key's balance sheet; (6) continuation of the recent deterioration in general economic conditions, or in the condition of the local economies or industries in which we have significant operations or assets, which could, among other things, materially impact credit quality trends and our ability to generate loans; (7) continued disruption in the housing markets and related conditions in the financial markets; (8) increased competitive pressure among financial services companies due to the recent consolidation of competing financial institutions and the conversion of certain investment banks to bank holding companies; (9) heightened legal standards and regulatory practices, requirements or expectations; (10) the inability to successfully execute strategic initiatives designed to grow revenues and/or manage expenses; (11) increased FDIC deposit insurance premiums; (12) difficulty in attracting and/or retaining key executives and/or relationship managers; (13) consummation of significant business combinations or divestitures; (14) operational or risk management failures due to technological or other factors; (15) changes in accounting or tax practices or requirements; (16) new legal obligations or liabilities or unfavorable resolution of litigation; and (17) disruption in the economy and general business climate as a result of terrorist activities or military actions. For additional information on KeyCorp and the factors that could cause Key's actual results or financial condition to differ materially from those described in the forward-looking statements consult Key's Annual Report on Form 10-K for the year ended December 31, 2008, and subsequent filings with the Securities and Exchange Commission available on the Securities and Exchange Commission's website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management's views as of any subsequent date. We do not assume any obligation to update these forward-looking statements.

3 Continued to build loan loss reserve Maintained strong capital position Intention to reduce quarterly common dividend to $0.01 per share Continued focus on strategic allocation of capital Originated $7.8 billion of new or renewed loans and commitments Investing in the Community Bank to build relationships Proactively addressing challenging operating environment First Quarter 2009 Strategic Update

4 Financial Summary-First Quarter 2009 (a) 03-31-09 ratios are estimated. Net loss per common share $ (1.09) Significant Items Included in Net Loss Provision for loan losses in excess of net charge-offs $ (.49) Noncash charge for intangible assets impairment (.38) Net (losses) from principal investing (.09) Gain from sale/redemption of Visa Inc. shares $ .13 Capital Tangible common equity to tangible assets 6.06% Tangible equity to tangible assets 9.23% Tier 1 risk-based capital (a) 11.16% Total risk-based capital (a) 15.11% Asset Quality Reserve to total loans 2.97% Net loan charge-offs to average loans 2.65% NPLs to EOP portfolio loans 2.36% NPAs to EOP portfolio loans + OREO + Other NPAs 2.70%

5 Net Interest Margin Net Interest Spread Net Interest Income 2Q05 3Q05 4Q05 1Q06 2Q06 3Q06 4Q06 1Q07 2Q07 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 Net Interest Income 689 692 716 722 726 726 744 700 706 712 750 738.4 738 705 664 619.6 Net Interest Spread 0.0319 0.0309 0.0306 0.0305 0.0296 0.0285 0.0285 0.027 0.0262 0.0252 0.0275 0.0281 0.0288 0.0267 0.0241 0.0235 Net Interest Margin 0.0367 0.0363 0.0368 0.0372 0.0368 0.0361 0.0366 0.035 0.0346 0.034 0.0348 0.0329 0.0332 0.0313 0.0284 0.0277 $ in millions Net Interest Margin (TE) The Company was in an asset-sensitive position for the 1st quarter and remains asset sensitive at March 31, 2009. The Company maintained excess liquidity during the 1st quarter which negatively impacted the net interest margin. (a) During the fourth quarter of 2008, Key's taxable-equivalent net interest income was reduced by $18 million as a result of an agreement reached with the IRS on all material aspects related to the IRS global tax settlement pertaining to certain leveraged lease financing transactions. Excluding this reduction, Key's taxable-equivalent net interest margin was 2.84%. During the second quarter of 2008, Key's taxable-equivalent net interest income was reduced by $838 million as a result of an adverse federal court decision on Key's tax treatment of a Service Contract Lease transaction. Excluding this reduction, Key's taxable- equivalent net interest margin was 3.32%. During the first quarter of 2008, Key's taxable equivalent net interest income was reduced by $34 million as a result of an increase to Key's tax reserves for certain lease in, lease out transactions and a recalculation of its lease income in accordance with prescribed accounting standards. Excluding this reduction, Key's taxable-equivalent net interest margin was 3.29%. TE = Taxable Equivalent (a) (a) (a)

6 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 Exit Portfolios 8.3 8.7 8.2 10.7 9.9 9.6 9.3 Other Consumer 3.3 2.9 3.3 3.987 4.023 4 3.8 Home Equity 9.7 9.7 9.7 9.8 9.9 10 10.3 Other Commercial 10.2 10.3 10 9.8 9.6 9.2 8.8 CRE - Construction 17.142 15.3 7 6.9 6.8 6.8 6.6 CRE - Comml Mtg 17.142 15.3 10.2 10.6 10.7 10.7 11 Commercial & Industrial 19.1 22.8 24.3 24.9 25.3 26.6 25.5 Total Loans 67.679 69.717 72.689 76.7 76.17 76.9 75.3 CF&A CRE - Comml Mtg CRE - Construction Leasing Home Equity Other Consumer Exit Portfolios Total Loans Loans Held for Sale Total Loans and Loans Held for Sale 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 Marine / RV 3.8 3.9 4 4 3.9 3.7 3.6 Home Equity 1.2 1.3 1.3 1.2 1.1 1.1 1 Education 0 0.3 0.3 2.8 2.8 2.862 2.9 Marine / RV FP 1 1 1.1 1.1 1.1 1 0.9 CRE Homebuilder 2.3 2.2 1.5 1.6 1 0.892 0.9 Total Exit 8.3 8.7 8.2 10.7 9.9 9.6 9.3 CRE - Homebuilder Marine/RV Floor Plan Education (a) Home Equity - KNB Marine/RV & Other Consumer Total Exiting Loans Total Exiting Held for Sale Total Exiting Loans and Loans Held for Sale Exit Portfolios - Average Balances (a) The increase in 2Q08 reflects the transfer of approximately $3 billion in education loans from held for sale to the loan portfolio on March 31, 2008. Average Loans $ in billions $24.3 10.2 7.0 10.0 9.7 3.3 8.2 72.7 5.0 $77.7 $24.9 10.6 6.9 9.8 9.8 4.0 10.7 76.7 1.3 $78.0 $25.3 10.7 6.8 9.6 9.9 4.0 9.9 76.2 1.7 $77.9 $26.6 10.7 6.8 9.2 10.0 4.0 9.6 76.9 1.5 $78.4 $1.5 1.1 .3 1.3 4.0 8.2 2.9 $11.1 $1.6 1.1 2.8 1.2 4.0 10.7 - $10.7 $1.0 1.1 2.8 1.1 3.9 9.9 ..2 $10.1 $.9 1.0 2.9 1.1 3.7 9.6 ..1 $9.7 $25.5 11.0 6.6 8.8 10.3 3.8 9.3 75.3 1.2 $76.5 $.9 ..9 2.9 1.0 3.6 9.3 ..1 $9.4

7 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 Foreign Deposits 5.721 5.9 4.121 2.761 1.3 CD's > $100K 6.888 8.072 8.67 9.506 11.3 12.5 CD's < $100K 11.454 12.7 12.7 13.1 14.5 14.7 Savings 1.5 1.9 1.8 1.8 1.7 1.7 NOW/Money Market 25.7 27 27.7 26.7 24.9 24 DDA 12.9 10.7 10.6 10.7 10.9 11.2 Total 58.5 60.4 61 61.8 63.3 64.1 Average Deposits (a) Excludes foreign office deposits. DDA NOW/MMDA Savings CDs < $100K CDs > $100K Total Deposits (a) $10.7 27.0 1.9 12.7 8.1 $60.4 $10.6 27.2 1.8 12.7 8.7 $61.0 $10.7 26.7 1.8 13.1 9.5 $61.8 $10.9 24.9 1.7 14.5 11.3 $63.3 $11.2 24.0 1.7 14.7 12.5 $64.1 $ in billions Balances continuing to shift from MMDA to CDs as customers locked in yields. Commercial customers leaving additional balances in analyzed DDA.

8 Nonperforming Asset Trends 3Q06 4Q06 1Q07 2Q07 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 Key 0.0144 0.0143 0.0144 0.0142 0.0138 0.0169 0.017 0.0187 0.0203 0.0236 0.0297 Peer Median 0.0106 0.0106 0.0108 0.0107 0.0109 0.0121 0.0143 0.0162 0.0169 0.0204 Allowance to Period-End Loans 3Q06 4Q06 1Q07 2Q07 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 Allowance to NPLs - Key 4.23 4.39 3.72 3.42 1.92 1.7467 1.2315 1.7457 1.607 1.4718 1.2578 Allowance to NPLs - Peer Median 3.24 2.9 2.41 2.1 1.83 1.71 1.25 1.02 1.05 1.02 Allowance to NPLs Peer Median NPA to Loans + OREO $ in millions Asset Quality Net Loan Charge-Offs to Average Loans 1Q08 2Q08 3Q08 4Q08 1Q09 Exit Portfolios 0.0026 0.0176 0.0068 0.0073 0.0075 Consumer 0.001 0.001 0.0012 0.0016 0.0017 1Q08 2Q08 3Q08 4Q08 1Q09 NPAs to Loans + OREO 0.0146 0.0159 0.0161 0.0191 0.027 Peer Median S&P Regional & Diversified Bank Indices 0.0135 0.0165 0.0196 0.0201 OREO & Other 52 54 103 149 188 Held For Sale 9 342 169 90 72 Consumer 146 135 150 165 177 Comml Construction 610 256 334 436 546 Comml Mtg 113 107 119 129 310 CF&A & Leasing 185 316 364 496 704 Total 1115 1210 1239 1464 1997 Total 54 $185 113 610 146 9 52 $1,115 $316 107 256 135 342 54 $1,210 $364 119 334 150 169 103 $1,239 $496 128 436 165 90 149 $1,464 $704 310 546 178 72 187 $1,997 CF&A & Leasing CRE - Comml Mtg CRE - Construction Consumer Held for Sale OREO + Other Total Net Charge-Offs, $ in millions CF&A & Leasing CRE - Comml Mtg CRE - Construction Consumer Exit Portfolios Total $45 4 5 20 47 $121 $75 15 82 18 334 $524 $81 20 21 20 131 $273 $126 43 2 32 139 $342 $227 20 73 33 139 $492

9

Credit Quality by Portfolio—1Q09

$ in millions

	Period-end loans	Average loans	Net loan charge-offs		Net loan charge-offs (a) / average loans		Nonperforming loans		Ending allowance (b)	Allowance / period-end loans	Allowance / NPLs
	3/31/09	1Q09	1Q09	4Q08	1Q09	4Q08	3/31/09	12/31/08	3/31/09	3/31/09	3/31/09
Commercial, financial and agricultural	$25,405	$26,427	$232	$119	3.56 %	1.71 %	$595	$415	$691	2.72 %	116.13 %
Real estate - commercial mortgage	12,057	10,965	21	43	.78	1.60	310	128	325	2.70	104.84
Real estate - construction	6,208	7,511	104	49	5.62	2.54	546	436	441	7.10	80.77
Commercial leasing financing	8,553	8,790	18	21	.83	.91	109	81	176	2.06	161.47
Residential mortgage	1,759	1,776	3	7	.69	1.46	39	39	8	.45	20.51
Home equity:											
Community Banking	10,290	10,273	17	14	.67	.55	91	76	67	.65	73.63
National Banking	998	1,040	15	17	5.85	6.22	19	15	71	7.11	373.68
Consumer other—Community Banking	1,215	1,225	13	11	4.30	3.47	3	3	49	4.03	N/M
Consumer other—National Banking:											
Marine	3,256	3,331	32	25	3.90	2.87	21	26	176	5.41	838.10
Education	3,700	3,717	32	33	3.49	3.59	3	4	170	4.59	N/M
Other	262	274	5	3	7.40	4.14	2	2	12	4.58	600.00
Total loans	**$73,703**	**$75,329**	**$492**	**$342**	**2.65 %**	**1.77 %**	**$1,738**	**$1,225**	**$2,186**	**2.97 %**	**125.78 %**

(a) Net charge-off amounts are annualized in calculation.
(b) 03-31-09 allowance by Portfolio is estimated.

N/M = Not Meaningful

10

Commercial Real Estate Loans
March 31, 2009

$ in millions

	Geographic Region									
	West	Southwest	Central	Midwest	Southeast	Northeast	Total	% of Total CRE	Commercial Mortgage	Construction
Nonowner-occupied:										
Retail properties	$478	$234	$381	$762	$793	$213	$2,861	15.7 %	$1,496	$1,365
Multifamily properties	457	453	508	268	658	318	2,662	14.6	1,570	1,092
Residential properties	576	73	233	145	469	343	1,839	10.1	295	1,544
Office buildings	427	101	209	162	137	362	1,398	7.6	851	547
Health facilities	301	39	158	231	156	240	1,125	6.1	995	130
Land and development[(a)]	188	203	176	55	196	127	945	5.2	403	542
Warehouses	171	24	62	85	223	115	680	3.7	479	201
Hotels/Motels	62	–	23	15	96	55	251	1.4	185	66
Manufacturing facilities	29	17	–	28	–	35	109	.6	66	43
Other	140	4	177	105	203	306	935	5.1	792	143
Total nonowner-occupied	**2,829**	**1,148**	**1,927**	**1,856**	**2,931**	**2,114**	**12,805**	**70.1**	**7,132**	**5,673**
Owner-occupied	**1,988**	**92**	**469**	**1,501**	**251**	**1,159**	**5,460**	**29.9**	**4,925**	**535**
Total	**$4,817**	**$1,240**	**$2,396**	**$3,357**	**$3,182**	**$3,273**	**$18,265**	**100.0 %**	**$12,057**	**$6,208**
Nonowner-occupied March. 31, 2009 :										
Nonperforming loans	$207	$115	$43	$57	$217	$65	$704	N/M	$167	$537
90+ days past due	85	23	36	5	36	42	227	N/M	125	102
30-89 days past due	66	94	71	15	195	93	534	N/M	169	365
Nonowner-occupied Dec. 31, 2008 :										
Nonperforming loans	$179	$14	$12	$27	$206	$45	$483	N/M	$54	$429
90+ days past due	89	3	37	–	29	28	186	N/M	29	157
30-89 days past due	128	102	13	6	114	51	414	N/M	70	344

(a) Nonresidential land and development loans

N/M = Not Meaningful

11 Exit Loan Portfolio $ in millions, period-end data Total exit portfolio loans represent 12.1% of total loans and loans held for sale at March 31, 2009. Net charge-offs on exit portfolio loans represented 28.3% of total net charge-offs for the 1st quarter. Exit portfolio nonperforming assets represent 25.1% of total nonperforming assets at March 31, 2009. Change 3-31-09 vs. 3-31-09 12-31-08 12-31-08 1Q09 4Q08 3-31-09 12-31-08 Residential properties - homebuilder $766 $883 $(117) $44 $47 $306 $254 Residential properties - held for sale 70 88 (18) - - 70 88 Total residential properties 836 971 (135) 44 47 376 342 Marine and RV floor plan 817 945 (128) 11 14 80 91 Total commercial loans 1,653 1,916 (263) 55 61 456 433 Private education 2,897 2,871 26 32 33 - - Home equity - National Banking 998 1,051 (53) 15 17 19 15 Marine 3,256 3,401 (145) 32 25 21 26 RV and other consumer 262 283 (21) 5 3 6 7 Total consumer loans 7,413 7,606 (193) 84 78 46 48 Total loans in exit portfolio $9,066 $9,522 $(456) $139 $139 $502 $481 Balance on Nonperforming Status Balance Outstanding Charge-offs Net Loan

12 10.00% 6.00% 1Q08 2Q08 3Q08 4Q08 1Q09 Common 0.0583 0.056 0.0558 0.0562 0.0559 Convertible 0.0059 0.006 0.0062 0.0065 TARP 0.0226 0.0238 Qualifying capital securities 0.025 0.0235 0.0237 0.0242 0.0254 Allowance for Loan losses 0.0122 0.0126 0.0126 0.0126 0.0127 Qualifying LTD 0.0279 0.0261 0.0259 0.0264 0.0268 Total RBC 0.1234 0.1241 0.124 0.1482 0.1511 Tarp Total RBC - Peer Median 0.1136 0.1197 0.1215 0.1448 Tier 1 Risk-Based Capital (a) Total Risk-Based Capital (a) Peer Median Fed-defined minimum for a "well capitalized" bank Tangible Equity to Tangible Assets 1Q08 2Q08 3Q08 4Q08 1Q09 TARP 0.0685 0.0632 0.0629 0.0595 0.0606 Convertible 0.0066 0.0066 0.0063 0.0068 Common 0.0234 0.0249 Tangible Equity to Tangible Assets - Key 0.0685 0.0698 0.0695 0.0892 0.0923 Tarp Tangible Equity to Tangible Assets - Peer Median 0.0568 0.059 0.059 0.0774 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 Tangible Common Equity 0.0658 0.0685 0.0632 0.0629 0.0595 0.0606 Tangible Common Equity - Peer Median 0.0559 0.0568 0.0575 0.0574 0.0487 Tangible Common Equity To Tangible Assets (a) 03-31-09 ratio is estimated. Qualifying Common Convertible Preferred Capital Purchase Plan (CPP) Capital Securities Qualifying ALLL/Unfunded Comm. Qualifying LTD 1Q08 2Q08 3Q08 4Q08 1Q09 Common 0.0583 0.056 0.0558 0.0562 0.0559 Convertible 0.0059 0.006 0.0062 0.0065 TARP 0.0226 0.0238 Qualifying Securities 0.025 0.0234 0.0237 0.0242 0.0254 Tier 1 0.0833 0.0853 0.0855 0.1092 0.1116 Tarp Tier 1 - Peer Median 0.0764 0.0822 0.0835 0.106 Capital Ratios

13 Appendix

14 Great Lakes Core Deposits: 33% Commercial Loans: 29% Home Equity Loans: 29% Northwest/Rocky Mtn Core Deposits: 32% Commercial Loans: 42% Home Equity Loans: 44% Northeast Core Deposits: 31% Commercial Loans: 21% Home Equity Loans: 26% Note: Percentages are based on quarterly average balances and exclude core deposits, commercial loans and home equity loans centrally managed outside of the three Community Banking regions. Geographically Diverse Community Banking First Quarter 2009

15 TE = Taxable Equivalent; N/A = Not Applicable Community Banking Summary of Operations $ in millions Percent Change 1Q09 vs. 1Q09 4Q08 1Q08 4Q08 1Q08 Total revenue (TE) $604 $645 $629 (6.4) % (4.0) % Provision for loan losses 81 102 18 (20.6) 350.0 Noninterest expense 470 476 425 (1.3) 10.6 Net income 33 42 116 (21.4) (71.6) Average loans and leases $28,940 $29,164 $28,085 (.8) 3.0 Average deposits 51,560 51,051 49,777 1.0 3.6 Net loan charge-offs $54 $66 $30 (18.2) 80.0 Net loan charge-offs to average loans ..76% ..90% ..43 % N/A N/A Nonperforming assets at period end $331 $261 $204 26.8 62.3 Return on average allocated equity 4.13% 5.22% 15.93 % N/A N/A

16 Community Banking Supplementary Information (Lines of Business) $ in millions TE = Taxable Equivalent; N/A = Not Applicable Percent Change 1Q09 vs. 1Q09 4Q08 1Q08 4Q08 1Q08 Regional Banking Total revenue (TE) $511 $555 $528 (7.9) % (3.2) % Provision for loan losses 69 80 9 (13.8) 666.7 Noninterest expense 419 429 383 (2.3) 9.4 Net income 14 29 85 (51.7) (83.5) Average loans and leases 20,004 20,022 19,562 (.1) 2.3 Average deposits 47,784 47,427 46,192 ..8 3.4 Net loan charge-offs 53 52 29 1.9 82.8 Net loan charge-offs to average loans 1.07% 1.03% ..60 % N/A N/A Nonperforming assets at period end $216 $184 $142 17.4 52.1 Return on average allocated equity 2.50% 5.19% 16.40 % N/A N/A Commercial Banking Total revenue (TE) $93 $90 $101 3.3% (7.9) % Provision for loan losses 12 22 9 (45.5) 33.3 Noninterest expense 51 47 42 8.5 21.4 Net income 19 13 31 46.2 (38.7) Average loans and leases 8,936 9,142 8,523 (2.3) 4.8 Average deposits 3,776 3,624 3,585 4.2 5.3 Net loan charge-offs 1 14 1 (92.9) ___ Net loan charge-offs to average loans ..05% ..61% ..05 % N/A N/A Nonperforming assets at period end $115 $77 $62 49.4 85.5 Return on average allocated equity 7.96% 5.31% 14.79 % N/A N/A

17 National Banking Summary of Operations (a) National Banking's results for the first quarter of 2009 and the fourth quarter of 2008 include noncash charges for intangible assets impairment of $223 million ($187 million after tax) and $465 million ($420 million after tax), respectively. $ in millions TE = Taxable Equivalent; N/M = Not Meaningful; N/A = Not Applicable Percent Change 1Q09 vs. 1Q09 4Q08 1Q08 4Q08 1Q08 Total revenue (TE) $537 $534 $439 ..6% 22.3 % Provision for loan losses 789 489 169 61.3 366.9 Noninterest expense 537 (a) 827 (a) 308 (35.1) 74.4 Net loss attributable to Key (571) (663) (24) 13.9 N/M Average loans and leases $46,197 $47,468 $44,162 (2.7) 4.6 Average loans held for sale 1,078 1,404 4,932 (23.2) (78.1) Average deposits 12,214 12,305 11,877 (.7) 2.8 Net loan charge-offs $438 $276 $91 58.7 381.3 Net loan charge-offs to average loans 3.85% 2.31% ..83 % N/A N/A Nonperforming assets at period end $1,646 $1,190 $911 38.3 80.7 Return on average allocated equity (42.65) % (49.61) % (1.96) % N/A N/A

18

National Banking
Supplementary Information (Lines of Business)

$ in millions

	1Q09	4Q08	1Q08	Percent Change 1Q09 vs. 4Q08	Percent Change 1Q09 vs. 1Q08
Real Estate Capital and Corporate Banking					
Total revenue (TE)	$171	$162	$83	5.6 %	106.0 %
Provision for loan losses	470	153	45	207.2	944.4
Noninterest expense	113	96	60	17.7	88.3
Net loss attributable to Key	(270)	(54)	(14)	(400.0)	N/M
Average loans and leases	16,567	16,604	16,497	(.2)	.4
Average loans held for sale	269	511	989	(47.4)	(72.8)
Average deposits	9,987	10,390	9,784	(3.9)	2.1
Net loan charge-offs	218	81	38	169.1	473.7
Net loan charge-offs to average loans	5.34 %	1.94 %	.93 %	N/A	N/A
Nonperforming assets at period end	$1,072	$763	$732	40.5	46.4
Return on average allocated equity	(45.38) %	(10.12) %	(3.00) %	N/A	N/A
Equipment Finance					
Total revenue (TE)	$102	$86	$93	18.6 %	9.7 %
Provision for loan losses	77	33	24	133.3	220.8
Noninterest expense	86	347	95	(75.2)	(9.5)
Net loss	(38)	(278)	(16)	86.3	(137.5)
Average loans and leases	9,091	9,548	10,596	(4.8)	(14.2)
Average loans held for sale	28	29	32	(3.4)	(12.5)
Average deposits	17	15	14	13.3	21.4
Net loan charge-offs	44	51	24	(13.7)	83.3
Net loan charge-offs to average loans	1.96 %	2.12 %	.91 %	N/A	N/A
Nonperforming assets at period end	$215	$158	$69	36.1	211.6
Return on average allocated equity	(21.71) %	(124.69) %	(6.94) %	N/A	N/A

TE = Taxable Equivalent; N/M = Not Meaningful; N/A = Not Applicable

19

National Banking

Supplementary Information (Lines of Business)

$ in millions

	1Q09	4Q08	1Q08	Percent Change 1Q09 vs. 4Q08	Percent Change 1Q09 vs. 1Q08
Institutional and Capital Markets					
Total revenue (TE)	$176	$200	$160	(12.0) %	10.0 %
Provision for loan losses	31	52	16	(40.4)	93.8
Noninterest expense	236	327	105	(27.8)	124.8
Net (loss) income	(101)	(192)	24	47.4	N/M
Average loans and leases	8,948	9,352	7,632	(4.3)	17.2
Average loans held for sale	267	545	555	(51.0)	(51.9)
Average deposits	1,773	1,442	1,460	23.0	21.4
Net loan charge-offs	45	38	2	18.4	N/M
Net loan charge-offs to average loans	2.04 %	1.62 %	.11 %	N/A	N/A
Nonperforming assets at period end	$59	$55	$12	7.3	391.7
Return on average allocated equity	(33.33) %	(57.39) %	7.94 %	N/A	N/A
Consumer Finance					
Total revenue (TE)	$88	$86	$103	2.3 %	(14.6) %
Provision for loan losses	211	251	84	(15.9)	151.2
Noninterest expense	102	57	48	78.9	112.5
Net loss	(162)	(139)	(18)	(16.5)	(800.0)
Average loans and leases	11,591	11,964	9,437	(3.1)	22.8
Average loans held for sale	514	319	3,356	61.1	(84.7)
Average deposits	437	458	619	(4.6)	(29.4)
Net loan charge-offs	131	106	27	23.6	385.2
Net loan charge-offs to average loans	4.58 %	3.52 %	1.15 %	N/A	N/A
Nonperforming assets at period end	$300	$214	$98	40.2	206.1
Return on average allocated equity	(60.95) %	(56.60) %	(7.94) %	N/A	N/A

TE = Taxable Equivalent; N/M = Not Meaningful; N/A = Not Applicable

20 Average Loans $ in millions (a) In late March 2009, Key moved $1.474 billion of loans from the construction portfolio to the commercial mortgage portfolio in accordance with regulatory guidelines pertaining to the classification of loans that have reached a completed status. Percent Change 1Q09 vs. 1Q09 4Q08 1Q08 4Q08 1Q08 Commercial, financial and agricultural $26,427 $27,662 $25,411 (4.5) % 4.0 % Real estate - commercial mortgage 10,965 (a) 10,707 10,283 2.4 6.6 Real estate - construction 7,511 (a) 7,686 8,468 (2.3) (11.3) Commercial lease financing 8,790 9,186 10,004 (4.3) (12.1) Total commercial loans 53,693 55,241 54,166 (2.8) (.9) Real estate - residential 1,776 1,903 1,916 (6.7) (7.3) Home equity: Community Banking 10,273 10,037 9,693 2.4 6.0 National Banking 1,040 1,088 1,260 (4.4) (17.5) Total home equity loans 11,313 11,125 10,953 1.7 3.3 Consumer other - Community Banking 1,225 1,260 1,305 (2.8) (6.1) Consumer other - National Banking: Marine 3,331 3,467 3,646 (3.9) (8.6) Education 3,717 3,661 363 1.5 924.0 Other 274 288 339 (4.9) (19.2) Total consumer other - National Banking 7,322 7,416 4,348 (1.3) 68.4 Total consumer loans 21,636 21,704 18,522 (.3) 16.8 Total loans $75,329 $76,945 $72,688 (2.1) % 3.6%

21 Home Equity Loans March 31, 2009 $ in millions, period-end data Vintage (% of Loans) Loan Balances Average Loan Size ($) Average FICO Average LTV % of Loans LTV>90% 2009 2008 2007 2006 2005 and prior Regional Banking Home Equity loans and lines First Lien 5,477 $ 56,707 $ 747 66% ..6% 7% 14% 11% 11% 58 % Second Lien 4,813 41,217 744 76 3.2 4 21 21 15 39 Total Home Equity loans and lines 10,290 $ 48,228 $ 746 70 1.8 6 17 16 13 50 Nonaccrual Loans First Lien 48 $ 70,700 $ 700 73% ..2% - 1% 13% 9% 77 % Second Lien 43 47,314 695 80 5.9 - 3 24 17 57 Total Home Equity nonaccrual loans 91 $ 57,293 $ 698 77 2.9 - 2 18 13 67 First quarter net charge-offs 17 $ - 6% 29% 21% 44 % Net loan charge-offs to average loans 0.67 % National Banking Home Equity Loans First Lien 41 $ 23,810 $ 751 29% ..4% - 1% 26% 16% 58 % Second Lien 957 27,867 731 81 33.2 - 1 40 28 31 Total Home Equity loans 998 $ 27,673 $ 732 78 31.8 - 1 39 27 32 Nonaccrual Loans First Lien 1 $ 21,433 $ 695 36% - - - 5% 8% 88 % Second Lien 18 28,326 694 87 48.5% - 1% 34 36 29 Total Home Equity nonaccrual loans 19 $ 27,908 $ 694 86 46.3 - 1 33 35 32 First quarter net charge-offs 15 $ - 1% 35% 40% 24 % Net loan charge-offs to average loans 5.85%

Residential Properties: $1.84 Billion Commercial Real Estate March 31, 2009 22 $ in millions Loan Balances Condo $132 $14 $8 $40 $270 $122 $586 $54 $171 Land, Acquisition & Development 281 58 108 56 119 188 810 110 57 1-4, Single Family 163 1 117 49 80 33 443 72 43 Residential properties $576 $73 $233 $145 $469 $343 $1,839 $236 $271 Totals as of December 31, 2008 $684 $77 $253 $111 $623 $406 $2,154 $280 $335 Totals as of September 30, 2008 770 92 235 136 712 411 2,356 367 381 Totals as of June 30, 2008 904 100 290 139 850 432 2,715 428 524 Totals as of March 31, 2008 1,360 251 418 183 977 449 3,638 705 614 March 31, 2009: Nonperforming loans $174 $13 $36 $33 $113 $46 $414 $57 $45 90+ days past due 39 - 4 - 1 26 71 17 1 30-89 days past due 26 20 13 9 66 10 144 13 14 December 31, 2008: Nonperforming loans $159 $12 $4 $3 $157 $25 $360 $96 $69 90+ days past due 43 3 5 - 2 25 78 25 - 30-89 days past due 100 5 7 5 24 33 174 13 - Select Markets West California Florida Central SW NE SE Geographic Region Total MW Nonowner-occupied

Retail Properties: $2.86 Billion Commercial Real Estate March 31, 2009 23 $ in millions Loan Balances Power Center $175 $91 $201 $495 $227 $108 $1,297 $92 $154 Community Center 85 53 6 67 134 4 349 43 55 Regional Mall 74 59 104 58 87 3 385 24 - Single Tenant 51 28 10 82 87 48 306 8 19 Strip Center 93 3 60 60 258 50 524 56 103 Retail properties $478 $234 $381 $762 $793 $213 $2,861 $223 $331 Totals as of December 31, 2008 $473 $226 $385 $741 $841 $213 $2,879 $220 $354 Totals as of September 30, 2008 428 232 362 531 851 215 2,619 198 351 Totals as of June 30, 2008 408 270 355 538 849 164 2,584 169 348 March 31, 2009: Nonperforming loans $25 $44 - $19 $77 - $165 $25 $6 90+ days past due - - - - 24 - 24 5 - 30-89 days past due 18 - $38 4 15 $15 90 17 6 December 31, 2008: Nonperforming loans - $1 $5 $19 $33 - $58 - - 90+ days past due - - - - - - - - - 30-89 days past due $25 23 - - 71 $5 124 $25 - Geographic Region Total MW Nonowner-occupied Select Markets West California Florida Central SW NE SE

24 Net Charge-Offs to Average Loans 1Q09 4Q08 3Q08 2Q08 1Q08 Commercial, financial and agricultural 3.56% 1.71% ..94% ..94% ..57 % Real estate - commercial mortgage ..78 1.60 ..74 ..57 ..16 Real estate - construction 5.62 2.54 4.03 16.07 1.19 Commercial lease financing ..83 ..91 ..79 ..57 ..36 Total commercial loans 2.83 1.67 1.32 3.14 ..55 Real estate - residential mortgage ..69 1.46 ..42 ..21 ..84 Home equity: Community Banking ..67 ..55 ..36 ..37 ..33 National Banking 5.85 6.22 4.20 3.35 2.23 Total home equity 1.15 1.11 ..76 ..70 ..55 Consumer other - Community Banking 4.30 3.47 3.15 3.16 2.16 Consumer other - National Banking: Marine 3.90 2.87 1.78 1.10 1.76 Education 3.49 3.59 4.38 6.04 2.22 Other 7.40 4.14 5.17 1.24 3.56 Total consumer other - National Banking 3.82 3.27 3.17 3.46 1.94 Total consumer loans 2.19 2.02 1.70 1.76 1.02 Net loan charge-offs to average loans 2.65% 1.77% 1.43% 2.75% ..67%

25

Nonperforming Assets

$ in millions

	1Q09	4Q08	3Q08	2Q08	1Q08
Commercial, financial and agricultural	$595	$415	$309	$259	$147
Real estate — commercial mortgage	310	128	119	107	113
Real estate — construction	546	436	334	256	610
Total commercial real estate loans	856	564	453	363 (b)	723
Commercial lease financing	109	81	55	57	38
Total commercial loans	1,560	1,060	817	679	908
Real estate — residential mortgage	39	39	35	32	34
Home equity:					
Community Banking	91	76	70	61	60
National Banking	19	15	16	14	14
Total home equity loans	110	91	86	75	74
Consumer other — Community Banking	3	3	3	2	2
Consumer other — National Banking:					
Marine	21	26	22	20	20
Education	3	4	3	4	15
Other	2	2	1	2	1
Total consumer other — National Banking	26	32	26	26	36
Total consumer loans	178	165	150	135	146
Total nonperforming loans	1,738	1,225	967	814	1,054
Nonperforming loans held for sale	72	90	169	342 (b)	9
OREO	147	110	64	26	29
Allowance for OREO losses	(4)	(3)	(4)	(2)	(2)
OREO, net of allowance	143	107	60	24	27
Other nonperforming assets (a)	44	42	43	30	25
Total nonperforming assets	$1,997	$1,464	$1,239	$1,210	$1,115
Accruing loans past due 90 days or more	$458	$433	$328	$367	$ 283
Accruing loans past due 30 through 89 days	1,407	1,314	937	852	1,169
Nonperforming loans to period-end portfolio loans	2.36 %	1.60 %	1.26 %	1.07 %	1.38 %
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	2.70	1.91	1.61	1.59	1.46

(a) Primarily investments held by the Private Equity unit within Key's Real Estate Capital and Corporate Banking Services line of business.

(b) During the second quarter of 2008, Key transferred $384 million of commercial real estate loans ($719 million of primarily construction loans, net of $335 million in net charge-offs) from the loan portfolio to held-for-sale status.

26 Commercial Portfolio Average Loans, NCOs and NPLs $ in millions Regional Banking Commercial Banking Real Estate Capital & Corp. Bank Srvs. Equipment Finance Institutional & Capital Markets Consumer Finance Total Average Loans Commercial, financial and agricultural $3,663 $5,607 $4,734 $2,139 $7,843 $2,441 $26,427 Commercial real estate 3,019 2,510 11,363 - 757 827 18,476 Commercial lease financing 259 768 462 6,952 349 - 8,790 Total commercial loans 6,941 8,885 16,559 9,091 8,949 3,268 53,693 Net Charge-Offs Commercial, financial and agricultural 18 1 108 27 44 34 232 Commercial real estate 2 - 109 - - 14 125 Commercial lease financing 1 - - 17 - - 18 Total commercial loan NCOs 21 1 217 44 44 48 375 NCO to Average Commercial Loans (%) 1.23% ..05% 5.31% 1.96% 1.99% 5.96% 2.83% Nonperforming Loans Commercial, financial and agricultural 41 68 138 114 57 177 595 Commercial real estate 35 40 694 - - 87 856 Commercial lease financing 1 6 - 102 - - 109 Total commercial NPLs $77 $114 $832 $216 $57 $264 $1,560 NPLs to Average Commercial Loans (%) 1.11% 1.28% 5.02% 2.38% ..64% 8.08% 2.91%

27 Loans Held for Sale Residential Properties - Construction Loan Portfolio $ in millions Balance at June 30, 2008 $ 340 Cash proceeds from loan sales (135) Loans Transferred to OREO (35) Realized and unrealized losses (31) Payments (6) Balance at September 30, 2008 133 Cash proceeds from loan sales (10) Loans Transferred to OREO (14) Realized and unrealized losses (14) Payments (7) Balance at December 31, 2008 88 Cash proceeds from loan sales (1) Loans Transferred to OREO (12) Realized and unrealized losses (5) Payments - Balance at March 31, 2009 $ 70